Exhibit 23 (a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-51774 of PerfectData Corporation on Form S-8 of our report, dated May 14, 2004, except for the third and fifth paragraphs of Note 2, as to which the date is August 12, 2004, appearing in this Amendment No.1 to the Annual Report on Form 10-KSB of PerfectData Corporation for the year ended March 31, 2004.




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
September 9, 2004